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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                         Under Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  May 21, 1998

                         MARRIOTT INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


       Delaware                                         52-2055918
(State of incorporation)                      (IRS Employer Identification No.)

       1-13881
(Commission File No.)


          10400 Fernwood Road, Bethesda, Maryland           20817
          (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (301) 380-3000
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ITEM 5.  OTHER EVENTS


     On May 21, 1998, all of the outstanding shares of the Registrant's common stock, par value $0.01 per share, having one vote per share (the "Common Stock") were converted, on a one-for-one basis, into shares of the Registrant's Class A common stock, par value $0.01 per share, having ten votes per share (the "Class A Common Stock"). This action was taken by the Board of Directors under authority granted by the Registrant's certificate of incorporation, in response to the shareholder vote at the Registrant's annual meeting of shareholders held on May 20, 1998.

     As a result of the conversion, the Class A Common Stock is now the only
class of outstanding common stock of the Company.   This stock will continue to
trade on the New York Stock Exchange and certain regional exchanges, but will trade under the symbol "MAR" instead of the current symbol "MAR.A" (prior to the conversion, "MAR" was the symbol for the Common Stock). The CUSIP identification number for the Class A Common Stock will remain the same, 571903-20-2.

     The attached press release, which is incorporated herein by reference, provides additional information regarding the conversion.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit 99  Press Release dated May 20, 1998.
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                                  SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MARRIOTT INTERNATIONAL, INC.


                                    By:   /s/ JOSEPH RYAN
                                       ----------------------------------------
                                    Joseph Ryan
                                    Executive Vice President
                                    and General Counsel


Date:  May 22, 1998

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                                 EXHIBIT INDEX

Exhibit No.                     Description


99                      Press Release dated May 20, 1998